SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

U.S. Concrete, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	76-0586680
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas 77042
(Address of principal executive offices) (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(d), please check the following box  ☒

Securities Act registration statement file number to which this form relates:	N/A (securities will be issued pursuant to Section 1145 of the United States Bankruptcy Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Warrants to purchase Common Stock
Class B Warrants to purchase Common Stock
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

On August 31, 2010 (the “Effective Date”), U.S. Concrete, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) consummated the transactions contemplated by the Debtors’ Amended Joint Plan of Reorganization, pursuant to Chapter 11 of Title 11 of the United States Code (as it has been amended, modified and supplemented, the “Plan”), dated July 27, 2010, as confirmed by the order (the “Confirmation Order”) of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered on July 29, 2010, and emerged from Chapter 11 in accordance with the Plan.

On the Effective Date, the Company issued an aggregate of 1.5 million Class A Warrants to purchase shares of the Company’s common stock (the “Class A Warrants”) and 1.5 million Class B Warrants to purchase shares of the Company’s common stock (the “Class B Warrants” and together with the Class A Warrants, the “New Warrants”), pursuant to the Plan.  In connection with the Plan, the Company entered into a Class A Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (“AST”), governing the terms of the Class A Warrant, and a Class B Warrant Agreement with AST, as warrant agent, governing the terms of the Class B Warrants, effective as of the Effective Date.  Pursuant to the Plan, on the Effective Date, all existing shares of common stock of the Company outstanding prior to the Effective Date (the “Old Common Stock”) were cancelled pursuant to the Plan and the Company issued the Class A Warrants and Class B Warrants to holders of Old Common Stock pro rata based on a holder’s stock ownership as of the Effective Date.

Set forth below is a description of the Class A Warrants and the Class B Warrants and the relevant provisions of the Class A Warrant Agreement and the Class B Warrant Agreement.  The description of the Class A Warrant Agreement and the Class B Warrant Agreement is qualified in its entirety by reference to the full text of these documents, copies of which are filed as exhibits 1 and 2, respectively, and are incorporated by reference herein.

The exercise price of the Class A Warrants will initially be set at $22.69 per share.  The exercise price of the Class B Warrants will initially be set at $26.68 per share.  Subject to the terms of the Warrant Agreements, both classes of New Warrants will have a seven−year term and will expire at 5:00 p.m., New York City time, on the seventh anniversary of the Effective Date.  The New Warrants may be exercised for cash or on a net issuance basis.

If, at any time before the expiration date of the New Warrants, we pay or declare a dividend or make a distribution on the Common Stock payable in shares of our capital stock, subdivide or combine our outstanding shares of Common Stock into a greater or lesser number of shares or issue any shares of our capital stock by reclassification of Common Stock, then the exercise price and number of shares issuable upon exercise of the New Warrants will be adjusted so that the holders of the New Warrants will be entitled to receive the aggregate number and kind of shares that they would have received as a result of the event if their New Warrants had been exercised immediately before the event.  In addition, if we distribute to holders of the Common Stock in an Extraordinary Distribution (defined in each Warrant Agreement to include assets, securities or warrants to purchase securities), then the exercise price of the New Warrants will be decreased by the amount of cash and/or the fair market value of any securities or assets paid or distributed on each share of Common Stock; however, no adjustment to the exercise price will be made if, at the time of an Extraordinary Distribution, we make the same distribution to holders of New Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which the New Warrants are exercisable.

In the event of a Fundamental Change (defined in each Warrant Agreement to include transactions such as mergers, consolidations, sales of assets, tender offers, exchange officers, reorganizations, reclassifications, compulsory share exchanges or liquidations in which all or substantially all of the outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets), if the consideration paid consists 90% or more of publicly traded securities, each holder of a New Warrant will have the right upon any subsequent exercise to receive the kind and amount of stock, other securities, cash and assets that such holder would have received if the New Warrant had been exercised immediately prior to such Fundamental Change.  If a Fundamental Change occurs (other than a Fundamental Change in which the consideration paid consists at least 90% of publicly traded securities), then each holder of a New Warrant will be entitled to receive an amount equal to the Fair Market Value (as defined in each of the Warrant Agreements) of their New Warrant on the date the Fundamental Change is consummated.  For purposes of a Fundamental Change, Fair Market Value of a New Warrant shall be determined based on such factors as the person making the determination shall consider relevant, including but not limited to the factors set forth in the applicable Warrant Agreement, but if the consideration per share of Common Stock exceeds the exercise price of a New Warrant, the fair market value of the New Warrant shall be deemed to equal the greater of (a) the excess of such consideration per share over the exercise price or (b) an amount equal to the fair market value of the New Warrant as determined in accordance with the first clause of this sentence and calculated as of the consummation of the Fundamental Change.

No adjustment in the exercise price of New Warrants shall be required unless such adjustment would require an increase or decrease of at least $0.05 in the exercise price; provided that any adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Item 2.	Exhibits.

Exhibit No.	Description

1
Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 of U.S. Concrete Inc.’s Amendment No. 1 to Registration Statement on Form 8-A, filed on August 31, 2010).

2
Third Amended and Restated Bylaws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 of U.S. Concrete Inc.’s Amendment No. 1 to Registration Statement on Form 8-A, filed on August 31, 2010).

3	Form of common stock certificate (incorporated by reference to Exhibit 3 of U.S. Concrete Inc.’s Amendment No. 1 to Registration Statement on Form 8-A, filed on August 31, 2010).

4	Form of Class A Warrant Agreement between U.S. Concrete, Inc. and American Stock Transfer & Trust Company, LLC.

5	Form of Class B Warrant Agreement between U.S. Concrete, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 31, 2010	U.S. CONCRETE, INC.

	By:	/s/ Michael W. Harlan
Name: Michael W. Harlan
Title: President and Chief Executive Officer

Exhibit 4

FORM OF
CLASS A WARRANT AGREEMENT

THIS CLASS A WARRANT AGREEMENT (this "Agreement") is made as of the 31st day of August, 2010 between U.S. Concrete, Inc., a Delaware corporation (the "Company"), American Stock Transfer & Trust Company, LLC, as Warrant Agent (the "Warrant Agent").

WHEREAS, on April 28, 2010, the Company and certain of its affiliates (collectively, the "Debtors") filed petitions with the United States Bankruptcy Court (the "Bankruptcy Court") under Title 11 of the United States Code, 11 U.S.C. §§ 101-1330;

WHEREAS, the Company proposes to issue shares of New Common Stock (as defined below) pursuant to the order of the United States Bankruptcy Court for the District of Delaware, Case No. 10-11407, and the Plan of Reorganization confirmed therein in connection with the reorganization of the Company under Chapter 11 of Title 11 of the United States Code;

WHEREAS, the Company proposes to issue, at the Effective Date (as defined below), Class A warrants (the "Class A Warrants") to purchase, in the aggregate, ___________ shares of New Common Stock, each Warrant initially entitling the Holder (as defined below) thereof to purchase one (1) share of New Common Stock, at an exercise price of $22.69 per share, to all holders of Old Common Stock (as defined below) on a pro rata basis, based upon the proportion that the number of shares of Old Common Stock held by such holder bears to the total number of outstanding shares of Old Common Stock;

WHEREAS, the Company desires to provide for the form and provisions of the Class A Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Class A Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Class A Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Class A Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Definition of Terms.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York or New Jersey are authorized by law to remain closed.

(b)        "Beneficial Holder" shall mean any Person that holds beneficial interests in a Global Class A Warrant Certificate.

(c)        "Board" shall mean the Board of Directors of the Company.

(d)        "Effective Date" has the meaning set forth in the Plan of Reorganization.

(e)        "Expiration Date" shall mean 5:00 p.m., New York City time, on August 31, 2017, or if such day is not a Business Day, the next succeeding day which is a Business Day.

(f)         “Fair Market Value” shall mean either:

(i)           in the case of Section 4.5, the fair market value of a Warrant Share as of the Net Issuance Exercise Date, which shall be determined as follows: (a) if traded on the NYSE, NASDAQ or another stock exchange, the trailing 20-day volume-weighted average price of the Warrant Shares on the NYSE, NASDAQ or such other exchange for the period ending on the trading day immediately prior to the Net Issuance Exercise Date; (b) if traded over-the-counter, the trailing 20-day volume-weighted average price of the Warrant Shares for the period ending on the trading day immediately prior to the Net Issuance Exercise Date; and (c) if there is no public market for the Warrant Shares, a good faith determination of such fair market value by the Board after consultation with an investment banking firm of nationally recognized standing; or

(ii)          in the case of Section 5.1(c), the fair market value of the Class A Warrants, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, at the time of valuation, (w) the risk free rate (based upon the U.S. Treasury security with a maturity comparable to the 7-year life of the Class A Warrant) at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Class A Warrant remained exercisable until the Expiration Date and was not earlier terminated pursuant to Section 5.1) and (z) an assumed volatility of 35%; provided, that, in the case of Section 5.1(c), if the consideration per share of New Common Stock (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Class A Warrant shall be deemed to equal the greater of (A) the excess of such consideration per Share (including the fair market value of any such consideration to the extent that it is not cash) over the Exercise Price or (B) an amount equal to the fair market value of this Class A Warrant at the time of the consummation of the Fundamental Change (such fair market value to be determined in accordance with clauses (v) through (z) of this definition.

(g)        "NASDAQ" shall mean The NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor market thereto.

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(h)        "New Common Stock" shall mean common stock, $0.001 par value per share, of the Company following the Effective Date.  For purposes of Article V hereof, references to "shares of New Common Stock" shall be deemed to include shares of any other class of stock resulting from successive changes or reclassifications of the New Common Stock consisting solely of changes in par value or from no par value to par value and vice versa.

(i)         "NYSE" shall mean The New York Stock Exchange or any successor stock exchange thereto.

(j)         "Old Common Stock" shall mean the common stock, par value $.001 per share, of the Company outstanding prior to the Effective Date.

(k)        "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

(l)         "Plan of Reorganization" shall mean the joint plan of reorganization of the Debtors as finally approved by the bankruptcy court before which the Debtors' case under Chapter 11 of Title 11 of the United States Code was pending.

(m)       "Publicly Traded Securities" shall mean common stock of a U.S. or non-U.S. entity whose shares of common stock have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (or will be registered within 30 days of the Fundamental Change).

(n)        "Securities Act" shall mean the Securities Act of 1933, as amended.

(o)        "Warrant Shares" shall mean New Common Stock and any other securities purchased or purchasable upon exercise of the Class A Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities, by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, including as set forth in Article V).

Section 1.2         Table of Defined Terms.

Term	Section Number
Agreement	Recitals
Appropriate Officer	Section 3.3(a)
Bankruptcy Court	Recitals
Book-Entry Class A Warrants	Section 3.1
Class A Warrants	Recitals
Class A Warrant Register	Section 3.4(b)
Class A Warrant Statements	Section 3.1
Company	Recitals
Depositary	Section 3.2(b)
Exercise Amount	Section 4.5(a)
Exercise Form	Section 4.3(a)
Exercise Price	Section 4.1
Extraordinary Distribution	Section 5.1(b)
Fundamental Change	Section 5.1(c)
Global Class A Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Net Issuance Exercise Date	Section 4.4(b)
Net Issuance Right	Section 4.5(b)
Net Issuance Warrant Shares	Section 4.5(b)
Registered Holder	Section 3.4(d)
Warrant Agent	Recitals

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ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1         Appointment.  The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Class A Warrants upon the express terms and subject to the conditions herein set forth (and no implied terms), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III

CLASS A WARRANTS

Section 3.1        Issuance of Class A Warrants.  On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on the Effective Date, Class A Warrants to purchase the Warrant Shares will be issued by the Company to all holders of Old Common Stock on a pro rata basis, based upon the proportion that the number of shares of Old Common Stock held by such holder bears to the total number of outstanding shares of Old Common Stock.  On such date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Class A Warrant Certificates evidencing a portion of the Class A Warrants.  Upon receipt by the Warrant Agent of a written order of the Company pursuant to Section 3.4 hereof, the remainder of the Class A Warrants shall be issued by book-entry registration on the books of the Warrant Agent ("Book-Entry Class A Warrants") and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders of Book-Entry Class A Warrants reflecting such book-entry position (the "Class A Warrant Statements").  The maximum number of shares of New Common Stock issuable pursuant to the Class A Warrants shall be ___________ shares, as such amount may be adjusted from time to time pursuant to this Agreement.  The Company shall promptly notify the Warrant Agent in writing upon the occurrence of the Effective Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Effective Date has not occurred.

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Section 3.2         Form of Class A Warrant.

(a)        Subject to Section 6.1 of this Agreement, the Class A Warrants shall be issued either (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Class A Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto, or (ii) in the form of one or more global certificates (the "Global Class A Warrant Certificates"), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto.  The Class A Warrant Statements and Global Class A Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, may have such letters, numbers or other marks of identification if required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange.

(b)        The Global Class A Warrant Certificates shall be deposited on or after the Effective Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the "Depositary").  Each Global Class A Warrant Certificate shall represent such number of the outstanding Class A Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Class A Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class A Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3         Execution of Global Class A Warrant Certificates.

(a)        The Global Class A Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President or its Treasurer (each, an "Appropriate Officer").  Each such signature upon the Global Class A Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Class A Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b)        If any Appropriate Officer who shall have signed any of the Global Class A Warrant Certificates shall cease to be such Appropriate Officer before the Global Class A Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Class A Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Class A Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Class A Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Class A Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

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Section 3.4         Registration and Countersignature.

(a)        Upon receipt of a written order of the Company, the Warrant Agent shall (i) register in the Class A Warrant Register the Book-Entry Class A Warrants and deliver Class A Warrant Statements to the Registered Holders of Book-Entry Class A Warrants and (ii) upon receipt of the Global Class A Warrant Certificates duly executed on behalf of the Company, either manually or by facsimile signature countersign one or more Global Class A Warrant Certificates evidencing Class A Warrants and deliver such Global Class A Warrant Certificates to or upon the written order of the Company.  Such written order of the Company shall specifically state the number of Class A Warrants that are to be issued as Book-Entry Class A Warrants and the number of Class A Warrants that are to be issued as a Global Class A Warrant Certificate.  A Global Class A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Class A Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

(b)        No Global Class A Warrant Certificate shall be valid for any purpose, and no Class A Warrant evidenced thereby shall be exercisable, until such Global Class A Warrant Certificate has been either manually or by facsimile signature countersigned by the Warrant Agent.  Such signature by the Warrant Agent upon any Global Class A Warrant Certificate executed by the Company shall be conclusive evidence that such Global Class A Warrant Certificate so countersigned has been duly issued hereunder.

(c)        The Warrant Agent shall keep, at an office designated for such purpose, books (the "Class A Warrant Register") in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Class A Warrants as well as any Global Class A Warrant Certificates and exchanges and transfers of outstanding Class A Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent.  No service charge shall be made for any exchange or registration of transfer of the Class A Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer.  Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer unless and until it is reasonably satisfied that all such payments required by the immediately preceding sentence have been made.

(d)        Prior to due presentment for registration of transfer or exchange of any Class A Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the Person in whose name any Class A Warrant is registered upon the Class A Warrant Register (the "Registered Holder" of such Class A Warrant) as the absolute owner of such Class A Warrant (notwithstanding any notation of ownership or other writing on a Global Class A Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

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ARTICLE IV

TERMS AND EXERCISE OF CLASS A WARRANTS

Section 4.1        Exercise Price.  On the Effective Date, each Class A Warrant shall entitle (i) in the case of the Book-Entry Class A Warrants, the Registered Holder thereof and (ii) in the case of Class A Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the "Holder"), subject to the provisions of such Class A Warrant and of this Agreement, to purchase from the Company (and the Company shall issue and sell to each Holder) one (1) Warrant Share (as the same may be hereafter adjusted pursuant to Article V), at the price of $22.69 per whole share (as the same may be hereafter adjusted pursuant to Article V, the "Exercise Price").

Section 4.2        Duration of Class A Warrants.  Class A Warrants may be exercised by the Holder thereof, in whole or in part, at any time and from time to time during the period commencing on the Effective Date and terminating at 5:00 p.m., New York City time, on the Expiration Date.  Any Class A Warrant, or any portion thereof, not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

Section 4.3        Method of Exercise.

(a)        Subject to the provisions of the Class A Warrants and this Agreement, the Holder of a Class A Warrant may exercise such Holder's right to purchase the Warrant Shares, in whole or from time to time in part, by: (x) in the case of Persons who hold Book-Entry Class A Warrants, providing an exercise form for the election to exercise such Class A Warrant ("Exercise Form") substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the Registered Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to the Warrant Agent, and (y) in the case of Class A Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder's broker), properly completed and duly executed by the Beneficial Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to its broker, and the exercising participant whose name appears on a securities position listing of the Depositary as the holder of such interest in the Book-Entry Class A Warrant must comply with the Depositary's procedures relating to the exercise of such interest in such Book-Entry Class A Warrant.

(b)        Any exercise of a Class A Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

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(c)        The Warrant Agent shall:

(i)           examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)          where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Class A Warrants exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)         inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Class A Warrants to the Warrant Agent's account;

(iv)        advise the Company no later than five (5) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Class A Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require;

(v)          if requested by the Company and provided with the Warrant Shares and all other necessary information, liaise with the Depositary and endeavor to deliver the Warrant Shares to the relevant accounts at the Depositary in accordance with its customary requirements; and

(vi)        account promptly to the Company with respect to Class A Warrants exercised and promptly deposit all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Class A Warrants in the account of the Company maintained with the Warrant Agent for such purpose.

(d)        The Company reserves the right to reasonably reject any and all Exercise Forms not in proper form.  Such determination by the Company shall be final and binding on the Holders of the Class A Warrants, absent manifest error.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Class A Warrants or defects in Exercise Forms with regard to any particular exercise of Class A Warrants.  Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Class A Warrants of any irregularities in any exercise of Class A Warrants, nor shall it incur any liability for the failure to give such notice.

Section 4.4         Issuance of Warrant Shares.

(a)        Upon exercise of any Class A Warrants pursuant to Section 4.3 and, if applicable, clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, and in no event later than ten (10) Business Days thereafter, calculate and cause to be issued to the Holder of such Class A Warrants the total number of whole Warrant Shares for which such Class A Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V):

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(i)           in the case of a Beneficial Holder who holds the Class A Warrants being exercised through the Depositary's book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such Person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii)          in the case of a Registered Holder who holds the Class A Warrants being exercised in the form of Book-Entry Class A Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company's transfer agent or, at the Registered Holder's option, by delivery to the address designated by such Registered Holder on its Exercise Form of a physical certificate representing the number of Warrant Shares to which such Registered Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder.

(b)        Any exercise of Net Issuance Right pursuant to Section 4.5(b) shall be effective upon receipt by the Warrant Agent of the Exercise Form properly completed and duly executed, or on such later date as is specified therein (the "Net Issuance Exercise Date").  The Holder of the Class A Warrants shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the time of receipt of the Exercise Form and payment of the aggregate Exercise Price for the Warrant Shares for which a Class A Warrant is then being exercised, in the case of an exercise for cash pursuant to Section 4.5(a), or as of the Net Issuance Exercise Date, in the case of a net issuance exercise pursuant to Section 4.5(b), except that, if the date of such receipt and payment or the Net Issuance Exercise Date is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.  Class A Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

(c)        If less than all of the Class A Warrants evidenced by a Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, surrendered upon the exercise of Class A Warrants are exercised at any time prior to the Expiration Date, a new Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, shall be issued for the remaining number of Class A Warrants evidenced by such Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, so surrendered, and the Warrant Agent is hereby authorized to countersign and deliver the required new Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, pursuant to the provisions of Section 3.4 and this Section 4.4.

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Section 4.5         Exercise of Class A Warrant.

(a)        Right to Exercise by Cash Payment.  Class A Warrants or any portion thereof may be exercised by the Holders thereof at any time or from time to time during the period specified in Section 4.2 hereof by delivery of payment to the Warrant Agent, for the account of the Company, by certified or bank cashier's check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which any Class A Warrants are being exercised) and, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of Class A Warrants and the exchange of Class A Warrants for Warrant Shares (the "Exercise Amount").

(b)        Right to Exercise on a Net Issuance Basis.  In lieu of exercising Class A Warrants by cash payment pursuant to Section 4.5(a), Holders shall have the right to exercise Class A Warrants or any portion thereof (the "Net Issuance Right") for Warrant Shares as provided in this Section 4.5(b) at any time or from time to time during the period specified in Section 4.2 hereof by the surrender to the Warrant Agent of a duly executed and properly completed Exercise Form marked to reflect net issuance exercise.  Upon exercise of the Net Issuance Right with respect to a particular number of Warrant Shares subject to such Class A Warrants and noted on the Exercise Form (the "Net Issuance Warrant Shares"), the Company shall calculate and deliver or cause to be delivered to the Holder (without delivery by the Holder of any Exercise Amount or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 4.7) equal to the quotient obtained by dividing (x) the value of such Class A Warrants (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate Fair Market Value of the Net Issuance Warrant Shares issuable upon exercise of such Class A Warrants (or the specified portion thereof) on the Net Issuance Exercise Date (as defined above) by (y) the Fair Market Value of one Warrant Share on the Net Issuance Exercise Date. Expressed as a formula, such net issuance exercise shall be computed as follows:

Where:               X  =    the number of Warrant Shares issuable to the Holder thereof

Y =	the Fair Market Value of one Warrant Share as of the Net Issuance Exercise Date

A =
the aggregate Exercise Amount (i.e., Net Issuance Warrant Shares x Exercise Price, plus, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of the applicable Class A Warrants and the exchange of such Class A Warrants for such Net Issuance Warrant Shares)

B  =    the aggregate Fair Market Value (i.e., Fair Market Value x Net Issuance Warrant Shares)

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If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon exercise of the Net Issuance Right by the applicable Holder.

(c)        Determination of the Number of Warrant Shares to be Issued.  The number of Warrant Shares to be issued on each such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.5.  The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company's determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.5, is accurate or correct.

Section 4.6         Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Class A Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Class A Warrants.  All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all taxes (subject to Section 8.1), liens, security interests, charges and other encumbrances or restrictions of any kind (other than any applicable restrictions under federal and state securities laws) and free and clear of all preemptive rights or similar rights of stockholders, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence.  If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company's capital stock shall not be sufficient to permit exercise in full of the Class A Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.  The Company agrees that its issuance of Class A Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue shares of New Common Stock upon the exercise of Class A Warrants.  Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the New Common Stock above the Exercise Price in effect immediately prior to such increase in stated or par value and will from time to time take all actions reasonably necessary to ensure that the stated or par value per share, if any, of the New Common Stock is at all times less than the Exercise Price then in effect.

Section 4.7        Fractional Shares.  The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Class A Warrants.  All shares of capital stock issuable upon conversion of more than one Class A Warrant by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, round such fraction of a share to the nearest whole number of shares.  For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share.

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Section 4.8         Listing.  Subject to the restrictions on listing of New Common Stock as set forth in the Plan of Reorganization, the Company shall secure the listing of shares of New Common Stock issuable from time to time upon exercise of the Class A Warrants or other Warrant Shares upon each national securities exchange or stock market, if any, upon which shares of New Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Class A Warrants) and shall maintain, so long as any other shares of New Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Class A Warrants.

Section 4.9         Redemption.  The Class A Warrants shall not be redeemable by the Company or any other Person.

ARTICLE V

ADJUSTMENT OF SHARES OF NEW COMMON STOCK PURCHASABLE AND OF
EXERCISE PRICE

The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.

Section 5.1         Mechanical Adjustments.

(a)        Subject to the provisions of Section 4.7, if at any time prior to the exercise in full of the Class A Warrants, the Company shall (i) pay or declare a dividend or make a distribution on the New Common Stock payable in shares of its capital stock (whether shares of New Common Stock or of capital stock of any other class), (ii) subdivide, split, reclassify or recapitalize its outstanding New Common Stock into a greater number of shares, (iii) combine, reclassify or recapitalize its outstanding New Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its New Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), then the Exercise Price in effect at the time of the record date of such event shall be adjusted (either upward or downward, as the case may be) so that the Holders shall be entitled to receive the aggregate number and kind of shares which, if their Class A Warrants had been exercised in full immediately prior to such event, the Holders would have owned upon such exercise and been entitled to receive by virtue of such event.  Any adjustment required by this Section 5.1(a) shall be made successively immediately after the earlier of the record date or the effective date of such event, as applicable, whenever any event in this Section 5.1(a) shall occur, to allow the purchase of such aggregate number and kind of shares.

(b)        If the Company distributes to holders of its New Common Stock any assets (including but not limited to cash, but excluding any Regular Dividends), securities, or warrants to purchase securities (including but not limited to New Common Stock), other than as described in Section 5.1(a) or Section 5.1(c) (any such non-excluded event being referred to herein as an "Extraordinary Distribution"), then the Exercise Price shall be decreased, effective immediately after the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or fair market value (as determined in good faith by the Board after consultation with an investment banking firm of nationally recognized standing) of any securities or assets paid or distributed on each share of New Common Stock in respect of such Extraordinary Distribution.  Any adjustment required by this Section 5.1(b) shall be made successively immediately after the earlier of the record date or distribution date whenever any event in this Section 5.1(b) shall occur to allow the purchase of the aggregate number and kind of shares to which Holders may be entitled.  Notwithstanding any other provision of this Section 5.1(b), the Exercise Price shall not be adjusted pursuant to this Section 5.1(b) if at the time of such distribution, the Company makes the same distribution to Holders of Class A Warrants as it makes to holders of New Common Stock pro rata based on the number of shares of New Common Stock for which such Class A Warrants are exercisable.

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(c)        If any transaction or event (including, but not limited to, any merger, consolidation, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all of the outstanding New Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), if the consideration paid consists 90% or more of Publicly Traded Securities, the Holder of each Class A Warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such Holder would have received if such Class A Warrant had been exercised pursuant to the terms hereof immediately prior thereto (assuming such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change).  Any adjustment required by this Section 5.1(c) shall be made successively immediately after the earlier of the record date or the effective date, as applicable, whenever any event in this Section 5.1(c) shall occur, to allow the purchase of the aggregate number and kind of shares or other consideration to which Holders may be entitled.  The Company will not effect any capital reorganization or reclassification of its capital stock, or any consolidation or merger, or the sale of all or substantially all of its assets (where there is a change in or distribution with respect to the New Common Stock) unless prior to the consummation thereof the successor Person (if other than the Company) shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.  If a Fundamental Change occurs (other than a Fundamental Change in which the consideration consists at least 90% of Publicly Traded Securities), then the Holders of the Class A Warrants will be entitled to receive on the date the Fundamental Change is consummated, an amount equal to the Fair Market Value of the Class A Warrant.

(d)        Subject to the provisions of Section 4.7, whenever the Exercise Price payable upon exercise of Class A Warrants is adjusted pursuant to Section 5.1(a), the number of Warrant Shares issuable upon exercise of each Class A Warrant shall simultaneously be adjusted to a number of Warrant Shares determined by multiplying the number of Warrant Shares initially issuable upon exercise of each Class A Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

(e)        If, at any time after the Issue Date, any adjustment is made to the applicable Exercise Price pursuant to this Section 5.1, such adjustment to the Exercise Price will be applicable with respect to all then outstanding Class A Warrants and all Class A Warrants issued in exchange or substitution therefor on or after the date of the event causing such adjustment to the Exercise Price.

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(f)         No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section 5.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 5.1 shall be made to the nearest cent ($0.01) (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be.  Notwithstanding anything in this Section 5.1 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the New Common Stock as a result of any adjustment made hereunder.

(g)        In the event that at any time, as a result of any adjustment made pursuant to Section 5.1(a), Section 5.1(b) or Section 5.1(c), the Holder thereafter shall become entitled to receive any shares of the Company other than New Common Stock, thereafter the number of such other shares so receivable upon exercise of any Class A Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the New Common Stock contained in this Section 5.1.

(h)        The Company will not take any action that results in any adjustment hereunder if the total number of shares of New Common Stock issuable after such action upon exercise in full of the Class A Warrants, together with all shares of New Common Stock then outstanding and all shares of New Common Stock then issuable upon exercise of all options and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of New Common Stock authorized by the Company's then effective Certificate of Incorporation.

Section 5.2        Notices of Adjustment.  Whenever the number and/or kind of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a certificate signed by an Appropriate Officer of the Company setting forth the adjusted number and/or kind of shares purchasable upon the exercise of Class A Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Registered Holder in the manner provided in Section 9.2 below, which notice shall state the record date or the effective date of the event in addition to the adjusted number and/or kind of shares purchasable upon the exercise of Class A Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made and, if applicable, the Fair Market Value and a description of the procedures and method of payment in respect thereof.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.  The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustments, unless and until the Warrant Agent shall have received such a certificate.

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Section 5.3        Form of Class A Warrant After Adjustments.  The form of the Global Class A Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Class A Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Class A Warrants, as initially issued.  The Company, however, may at any time in its sole discretion make any change in the form of Global Class A Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Class A Warrant Certificate (including the rights, duties, immunities or obligations of the Warrant Agent), and any Global Class A Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Class A Warrant Certificate or otherwise, may be in the form so changed.

ARTICLE VI

TRANSFER AND EXCHANGE
 OF CLASS A WARRANTS AND WARRANT SHARES

Section 6.1         Registration of Transfers and Exchanges.

(a)        Transfer and Exchange of Global Class A Warrant Certificates or Beneficial Interests Therein.  The transfer and exchange of Global Class A Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b)        Exchange of a Beneficial Interest in a Global Class A Warrant Certificate for a Book-Entry Class A Warrant.

(i)           Any Holder of a beneficial interest in a Global Class A Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Class A Warrant.  Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Class A Warrant Certificate, and all other necessary information the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Class A Warrants represented by the Global Class A Warrant Certificate to be reduced by the number of Class A Warrants to be represented by the Book-Entry Class A Warrants to be issued in exchange for the beneficial interest of such Person in the Global Class A Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Class A Warrant and deliver to said Holder a Class A Warrant Statement.

(ii)          Book-Entry Class A Warrants issued in exchange for a beneficial interest in a Global Class A Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Class A Warrant Statements to the Persons in whose names such Class A Warrants are so registered.

(c)        Transfer and Exchange of Book-Entry Class A Warrants.  When Book-Entry Class A Warrants are presented to or deposited with the Warrant Agent with a written request:

(i)           to register the transfer of any Book-Entry Class A Warrants; or

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(ii)          to exchange any Book-Entry Class A Warrants for an equal number of Book-Entry Class A Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, properly completed and duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

(d)        Restrictions on Exchange or Transfer of a Book-Entry Class A Warrant for a Beneficial Interest in a Global Class A Warrant Certificate.  A Book-Entry Class A Warrant may not be exchanged for a beneficial interest in a Global Class A Warrant Certificate except upon satisfaction of the requirements set forth below.  Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Class A Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Class A Warrant Certificate to reflect an increase in the number of Class A Warrants represented by the Global Class A Warrant Certificate equal to the number of Class A Warrants represented by such Book-Entry Class A Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Class A Warrant on the Class A Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Class A Warrants represented by the Global Class A Warrant Certificate to be increased accordingly.  If no Global Class A Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Class A Warrant Certificate representing the appropriate number of Class A Warrants.

(e)        Restrictions on Transfer and Exchange of Global Class A Warrant Certificates.  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Class A Warrant, a Global Class A Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)         Book-Entry Class A Warrants.  If at any time, (i) the Depositary for the Global Class A Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Class A Warrant Certificates and a successor Depositary for the Global Class A Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Class A Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, and all other necessary information, shall register Book-Entry Class A Warrants, in an aggregate number equal to the number of Class A Warrants represented by the Global Class A Warrant Certificates, in exchange for such Global Class A Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

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(g)        Restrictions on Transfer.  No Class A Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

(h)        Cancellation of Global Class A Warrant Certificate.  At such time as all beneficial interests in Global Class A Warrant Certificates have either been exchanged for Book-Entry Class A Warrants, repurchased or cancelled, all Global Class A Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2         Obligations with Respect to Transfers and Exchanges of Class A Warrants.

(i)           To permit registrations of transfers and exchanges, the Company shall execute Global Class A Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Global Class A Warrant Certificates, if applicable, or register Book-Entry Class A Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Class A Warrant Certificates contemplated by Section 7.2 or additional Global Class A Warrant Certificates contemplated by Article V.

(ii)          All Book-Entry Class A Warrants and Global Class A Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Class A Warrants or Global Class A Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Class A Warrants or Global Class A Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii)         No service charge shall be made to a Holder for any registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

(iv)         So long as the Depositary, or its nominee, is the Registered Holder of a Global Class A Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Class A Warrants represented by such Global Class A Warrant Certificate for all purposes under this Agreement.  Except as provided in Section 6.1(b) and Section 6.1(f) upon the exchange of a beneficial interest in a Global Class A Warrant Certificate for Book-Entry Class A Warrants, Beneficial Holders will not be entitled to have any Class A Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Class A Warrants and will not be considered the Registered Holder thereof under the Class A Warrants or this Agreement.  Neither the Company nor the Warrant Agent, in its capacity as registrar for such Class A Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Class A Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

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(v)          Subject to Section 6.1(b), Section 6.1(c), Section 6.1(d), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Class A Warrants in the Class A Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C hereto, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Global Class A Warrant Certificate, upon surrender to the Warrant Agent of such Global Class A Warrant Certificate, duly endorsed.  Upon any such registration of transfer, a new Global Class A Warrant Certificate or a Class A Warrant Statement, as the case may be, shall be issued to the transferee.

Section 6.3        Fractional Class A Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Class A Warrant.

ARTICLE VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF CLASS A
WARRANTS

Section 7.1        No Rights or Liability as Stockholder; Notice to Registered Holders.  Nothing contained in the Class A Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.  To the extent not covered by any statement delivered pursuant to Section 5.2, the Company shall give notice to Registered Holders in accordance with Section 9.2 if at any time prior to the expiration or exercise in full of the Class A Warrants:

(a)        any dividend or distribution (whether payable in cash, securities or other assets) upon the New Common Stock shall be proposed;

(b)        an offer for subscription pro rata to the holders of New Common Stock of any additional shares of stock of any class or other securities or rights shall be proposed;

(c)        a dissolution, liquidation or winding up of the Company shall be proposed;

(d)        any of the following additional events shall be proposed: a capital reorganization or reclassification of the New Common Stock; any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of New Common Stock outstanding); any sale or conveyance to another Person of all or substantially all of the assets of the Company; or any other Fundamental Change.

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Such giving of notice shall be initiated at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to vote on any of the events described in clauses (a)-(d) immediately above.  Such notice shall specify such record date or the date of closing the stock transfer books or the date the relevant event shall take place, as the case may be, a reasonably detailed description of such event, and the anticipated timing thereof.  Failure to provide such notice shall not affect the validity of any action taken in connection with such proposed event.  For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section 7.1.

Section 7.2        Lost, Stolen, Mutilated or Destroyed Class A Warrants.  If any Global Class A Warrant Certificate or Class A Warrant Statement is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, or in lieu of and substitution for such Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, lost, stolen or destroyed, a new Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, of like tenor and representing an equivalent number of Class A Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Class A Warrant Certificate or Class A Warrant Statement, as applicable, or the posting of a surety bond, indemnifying the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them.  Applicants for such substitute Global Class A Warrant Certificates or Class A Warrant Statement, as applicable, shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 7.3         No Restrictive Legends.  No legend shall be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Class A Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.

Section 7.4         Cancellation of Class A Warrants.  If the Company shall purchase or otherwise acquire Class A Warrants, the Global Class A Warrant Certificates and the Book-Entry Class A Warrants representing such Class A Warrants shall thereupon be deposited with or delivered to the Warrant Agent, if applicable, and be cancelled by it and retired.  The Warrant Agent shall cancel all Global Class A Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.  Such cancelled Global Class A Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

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ARTICLE VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1        Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Class A Warrants, but any taxes or charges in connection with the issuance of Class A Warrants or Warrant Shares in any name other than that of the Holder of the Class A Warrants shall be paid by such Holder; and in any such case, the Company and the Warrant Agent shall not be required to issue or deliver any Class A Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company's and the Warrant Agent's reasonable satisfaction that no tax or charge is due.

Section 8.2         Resignation, Consolidation or Merger of Warrant Agent.

(a)        Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days' notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Class A Warrant (who shall, with such notice, submit his Class A Warrant for inspection by the Company), then the Registered Holder of any Class A Warrant may apply to any court of competent jurisdiction located in the State of New York.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state or of the United States of America, and shall be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.  For the avoidance of doubt, any predecessor Warrant Agent shall deliver and transfer to its successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose.

(b)       Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the New Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder's address appearing on the Class A Warrant Register.  Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

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(c)        Merger, Consolidation or Name Change of Warrant Agent.

(i)           Any Person or other entity into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a).  If any of the Global Class A Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Class A Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Class A Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Class A Warrant Certificates shall have the full force provided in the Global Class A Warrant Certificates and in this Agreement.

(ii)          If at any time the name of the Warrant Agent is changed and at such time any of the Global Class A Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Class A Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Class A Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Class A Warrant Certificates shall have the full force provided in the Global Class A Warrant Certificates and in this Agreement.

Section 8.3         Fees and Expenses of Warrant Agent.

(a)        Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration to be agreed upon between the Warrant Agent and the Company for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures (including reasonable counsel fees and expenses) that the Warrant Agent may reasonably incur in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder.

(b)        Further Assurances.   The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

21

Section 8.4         Liability of Warrant Agent.

(a)        Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a statement signed by any Appropriate Officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Appropriate Officer, and to apply to such officers for advice or instructions in connection with its duties, and it may rely upon such statement and will not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such instructions or pursuant to the provisions of this Agreement.

(b)        Indemnity.  The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding, judgment, claim, settlement, cost or expense (including reasonable counsel fees and expenses), incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.  No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(c)        Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Class A Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Class A Warrant; nor shall it be responsible or have any duty to make any calculation or adjustment, or to determine when any calculation or adjustment required under the provisions of Article IV or Article V hereof should be made, how it should be made or what it should be, or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment or the ascertaining of the existence of facts that would require any such calculation or adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Class A Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

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Section 8.5         Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Class A Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Class A Warrants.

Section 8.6         Agent for the Company.  In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Class A Warrants.

Section 8.7         Counsel.  The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

Section 8.8         Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

Section 8.9         Certain Transactions.  The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Class A Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Class A Warrants, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture.

Section 8.10       No Liability for Interest.  The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

Section 8.11       No Liability for Invalidity.  The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Class A Warrant Certificates (except its countersignature thereon).

Section 8.12      No Responsibilities for Recitals.  The recitals contained herein and in the Class A Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

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Section 8.13      No Implied Obligations.  The Warrant Agent shall be obligated to perform such duties as are explicitly set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Class A Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Class A Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Class A Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, to make any demand upon the Company.

Section 8.14       Agents.  The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in connection with the selection of, and assignment of tasks to, such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Company's prior written consent.

Section 8.15      Liability.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.  Any liability of the Warrant Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Warrant Agent.

Section 8.16       Force Majeure.  In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1         Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.2         Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by electronic or facsimile transmission.  Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by electronic or facsimile transmission, on the Business Day after such transmission is sent, in each case as follows:

if to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC
6201 15th Street
Brooklyn, NY 11219
Tel: (718) 921-8208
Fax: (718) 921-8335

if to the Company, to:

U.S. Concrete, Inc.
2925 Briarpark, Suite 1050
Houston, Texas  77042
Attention:  General Counsel
Facsimile:  (713) 499-6201

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:	Carol Anne Huff
Patrick Nash
Facsimile: (312) 862-2200

if to Registered Holders, at their addresses as they appear in the Class A Warrant Register.

If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the office of the Warrant Agent designated for such purpose.

25

Section 9.3         Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4         Examination of this Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for examination by the Holder of any Class A Warrant.  Prior to such examination, the Warrant Agent may require any such holder to submit his Class A Warrant for inspection by it.

Section 9.5         Counterparts.  This Agreement may be executed in any number of original, facsimile, PDF or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.6         Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.7         Amendments.

(a)        Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.

(b)       The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Class A Warrants (i) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Class A Warrants, or to correct or supplement any provision contained herein or in the Class A Warrants that may be defective or inconsistent with any other provision herein or in the Class A Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of any Holder or (ii) with the prior written consent of holders of the Class A Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Class A Warrants then outstanding.  Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company and, if requested by the Warrant Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.7 and, provided such supplement or amendment does not change the Warrant Agent's rights, duties, liabilities, immunities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment.  Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent.  In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Class A Warrant Certificates thereafter surrendered for registration of transfer or exchange.

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Section 9.8         No Inconsistent Agreements.  The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Class A Warrants or the provisions hereof.  The Company represents and warrants to the Holders that, as of the date hereof, the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company's securities under any other agreements.

Section 9.9        Integration/Entire Agreement.  This Agreement, the Class A Warrants and the other agreements and documents referenced herein and therein constitute the complete agreement among the Company, the Warrant Agent and the Holders with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the parties with respect thereto.

Section 9.10       Governing Law, Etc.  This Agreement and each Class A Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State.  Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.  In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof.  Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 9.11       Termination.  This Agreement shall terminate on the Expiration Date.  Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Class A Warrants have been exercised.  The provisions of Section 8.4 and this Article IX shall survive such termination and the resignation or removal of the Warrant Agent.

Section 9.12       Waiver of Trial by Jury.  Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 9.13       Severability.  In the event that any one or more of the provisions contained herein or in the Class A Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, that if any such excluded term, provision, covenant or restriction shall materially adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.  Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

27

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

U.S. CONCRETE, INC.

By:
	Name:	Michael W. Harlan
	Title:	Chief Executive Officer and President

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC

By:
Name: Geraldine M. Zarbo
Title: Vice President

Signature Page to U.S. Concrete, Inc. Class A Warrant Agreement

EXHIBIT A-1

FORM OF CLASS A WARRANT STATEMENT

[Attached]

AMERICAN STOCK
Transfer & Trust Company, LLC
LINK GROUP network

DIRECT REGISTRATION BOOK-ENTRY ADVICE

AMERICAN STOCK TRANSFER & TRUST CO., LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219
Phone: 800-937-5449
www.amstock.com

U.S. CONCRETE, INC. CLASS A WARRANTS

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

STATEMENT DATE:	
COMPANY NUMBER:	
COMPANY NAME:	**U.S. CONCRETE, INC. CLASS A WARRANTS**
CUSIP NUMBER:	**90333L110**
SHAREHOLDER ACCOUNT NUMBER:	**9999999999**

DIRECT REGISTRATION TRANSACTION INFORMATION

TRANSACTION TYPE:	**WARRANTS CREDITED**	BROKER/DEALER PARTICIPANT NUMBER ON FILE:	**9999**
NUMBER OF CLASS A WARRANTS:	**200.100**	BROKER/DEALER ACCOUNT NUMBER ON FILE:	**99999999**
TRANSACTION NUMBER:	**BK*9999999**	BROKER/DEALER PARTICIPANT NAME ON FILE:	

ACCOUNT SUMMARY

CURRENT BALANCES

CLASS A WARRANTS:	**200.100**
TOTAL CLASS A WARRANTS:	**200.100**

PlanetPress 4
USCP-404017-3130

This statement is your record of warrants that have been credited to your account in book-entry form with American Stock Transfer & Trust Company, LLC ("AST"), the transfer agent for this issue.

Physical certificates may not be requested for this issue.

If you wish to transfer your book-entry warrantsto your brokerage account, the following options are available to you:

- If your broker is a participant in the DRS Profile system, your broker may request your warrants from AST utilizing the automated Profile system (AST's DTC Participant Number is 7805). You must provide your broker with the Company's CUSIP number, your warrantholder account number, your taxpayer identification number, and the name in which the warrants are registered. You must also provide your broker with the number of warrants that you wish to transfer. Please be advised that your broker may request that you send him/her a copy of this Direct Registration Statement.
- If your broker is not a participant in the DRS Profile system, please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of warrants that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. It would speed processing if you would include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept warrant delivery via the Direct Registration system.

The Issuer will furnish, without charge, to each holder who so requests, the powers, designations, preferences and relative participating optional or other special rights of each class of security or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

1 RVH

The Class A Warrant Agreement, dated August 31, 2010 (the "Warrant Agreement"), between U.S. Concrete, Inc. (the "Company") and AST, as Warrant Agent (the "Warrant Agent"), is incorporated by reference into and made a part of this statement and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be obtained by making a written request to the Company at U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, TX 77042, Attn: Corporate Secretary. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreements.

Each book-entry Class A Warrant may be exercised to purchase one share of common stock from the Company from the Effective Date through 5:00 p.m. New York City time on August 31, 2017 (the "Expiration Date"), at an initial exercise price of $22.69 per whole share (as the same may be adjusted pursuant to Article V of the Warrant Agreement, the "Exercise Price"). The Exercise Price and the number of shares purchasable upon exercise of the Class A Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a book-entry Class A Warrant may exercise such Class A Warrant, in whole or from time to time in part, by: (1) providing a properly completed and duly executed exercise form for the election to exercise such book-entry Class A Warrants (the "Exercise Form") to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) in the case of an exercise for cash, paying the applicable Exercise Amount to the Warrant Agent. In lieu of paying the Exercise Amount as set forth in the preceding sentence, subject to the provisions of the Warrant Agreement, each book-entry Class A Warrant shall entitle the Holder thereof, at the election of such Holder, to exercise such book-entry Class A Warrant on a net issuance basis in accordance with the procedures, terms and conditions set forth in Section 4.5 of the Warrant Agreement.

PlanetPress A
US01P-404017-5130

(To be executed upon exercise of Class A Warrant)

Name ______________________________
Address ______________________________
____
Delivery Address (if different)
____
____

Name ______________________________
Address ______________________________
____
Delivery Address (if different)
____
____

____
Social Security or Other Taxpayer Identification Number of Holder

Signature ______________________________

SIGNATURE GUARANTEED BY:

____

Countersigned:
Dated: , 20

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

Signature ______________________________
Authorized Signatory

EXHIBIT A-2

FORM OF FACE OF GLOBAL CLASS A WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2017

This Global Class A Warrant Certificate is held by The Depository Trust Company (the "Depositary") or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Class A Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(a) of the Class A Warrant Agreement, (ii) this Global Class A Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Class A Warrant Agreement and (iii) this Global Class A Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Class A Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Class A Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee, and transfers of portions of this Global Class A Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Article VI of the Class A Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Class A Warrant will be recorded on the books of the Company until these provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS CLASS A WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE CLASS A WARRANTS) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE CLASS A WARRANT AGREEMENT DATED AS OF AUGUST 31, 2010 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "CLASS A WARRANT AGREEMENT").

THIS CLASS A WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2017

CLASS A WARRANT TO PURCHASE

______________ SHARES OF COMMON STOCK OF

U.S. CONCRETE, INC.

CUSIP # 90333L 110
DISTRIBUTION DATE: AUGUST 31, 2010

No. ________

This certifies that, for value received, ___________________________, and its registered assigns (collectively, the "Registered Holder"), is entitled to purchase from U.S. Concrete, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York City time, on August 31, 2017, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Exercise Price (as defined in the Class A Warrant Agreement).  The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Class A Warrant Agreement.  The initial Exercise Price shall be $22.69 per share.

This Class A Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Class A Warrant has been duly executed by the Company under its corporate seal as of the ____ day of ___________________, 2010.

U.S. CONCRETE, INC.

By:
	Name:	Michael W. Harlan
	Title:	Chief Executive Officer and President

Attest:
Secretary

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Class A Warrant):

Cede & Co.
55 Water Street
New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS CLASS A WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF CLASS A WARRANT

The Class A Warrant evidenced by this Class A Warrant Certificate is a part of a duly authorized issue of Class A Warrants to purchase ____________ shares of Common Stock issued pursuant to the Class A Warrant Agreement, a copy of which may be inspected at the Warrant Agent's office designated for such purpose.  The Class A Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Class A Warrants.  All capitalized terms used on the face of this Class A Warrant herein but not defined that are defined in the Class A Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Class A Warrant at the office of the Warrant Agent designated for such purpose, a new Class A Warrant Certificate or Class A Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class A Warrants shall be issued to the transferee in exchange for this Class A Warrant Certificate, subject to the limitations provided in the Class A Warrant Agreement, without charge except for any applicable tax or other charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Class A Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Class A Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Class A Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS
HOLDING BOOK-ENTRY CLASS A WARRANTS

(To be executed upon exercise of Class A Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Class A Warrants, to purchase Warrant Shares and (check one):

☐
herewith tenders payment for _______ of the Warrant Shares to the order of U.S. Concrete, Inc. in the amount of $_________ in accordance with the terms of the Class A Warrant Agreement and this Class A Warrant; or

☐
herewith tenders this Class A Warrant for _______ Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Class A Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York City time, on [insert date].

The undersigned requests that [a statement representing] the Warrant Shares be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Class A Warrant Statement, the undersigned requests that a new Book-Entry Class A Warrant representing the balance of such Class A Warrants shall be registered, with the appropriate Class A Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder

Note: If the statement representing the Warrant Shares or any Book-Entry Class A Warrants representing Class A Warrants not exercised is to be registered in a name other than that in which the Book-Entry Class A Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Dated: , 20

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

Signature
Authorized Signatory

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING CLASS A WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Class A Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by ______ Class A Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the "Depositary"), to purchase Warrant Shares and (check one):

☐
herewith tenders payment for _______ of the Warrant Shares to the order of U.S. Concrete, Inc. in the amount of $_________ in accordance with the terms of the Class A Warrant Agreement and this Class A Warrant; or

☐
herewith tenders this Class A Warrant for _______ Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Class A Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York City time, on [insert date].

The undersigned requests that the Warrant Shares issuable upon exercise of the Class A Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE:  THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.  THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR CLASS A WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.  NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH CLASS A WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF "WARRANT EXERCISE".  WARRANT HOLDER DELIVERING CLASS A WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: _____________________________
                 (PLEASE PRINT)

 CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: _____________________________
                 (PLEASE PRINT)

ADDRESS: _____________________________

CONTACT NAME: _____________________________

TELEPHONE (INCLUDING INTERNATIONAL CODE): _____________________________

FAX (INCLUDING INTERNATIONAL CODE): _____________________________

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): ___________

NUMBER OF CLASS A WARRANTS BEING EXERCISED: _____________________________
(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature: _____________________________

Name: _____________________________

Capacity in which Signing: _____________________________

SIGNATURE GUARANTEED BY:  _____________________________

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT
(To be executed only upon assignment of Class A Warrant)

For value received, ______________________________ hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Class A Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Class A Warrant, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Class A Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Class A Warrant, a new Class A Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Class A Warrant.

Dated: , 20__	Signature
		Note:	The above signature should correspond exactly with the name on the face of this Class A Warrant

Exhibit 5

FORM OF
CLASS B WARRANT AGREEMENT

THIS CLASS B WARRANT AGREEMENT (this "Agreement") is made as of the 31st day of August, 2010 between U.S. Concrete, Inc., a Delaware corporation (the "Company"), American Stock Transfer & Trust Company, LLC, as Warrant Agent (the "Warrant Agent").

WHEREAS, on April 28, 2010, the Company and certain of its affiliates (collectively, the "Debtors") filed petitions with the United States Bankruptcy Court (the "Bankruptcy Court") under Title 11 of the United States Code, 11 U.S.C. §§ 101-1330;

WHEREAS, the Company proposes to issue shares of New Common Stock (as defined below) pursuant to the order of the United States Bankruptcy Court for the District of Delaware, Case No. 10-11407, and the Plan of Reorganization confirmed therein in connection with the reorganization of the Company under Chapter 11 of Title 11 of the United States Code;

WHEREAS, the Company proposes to issue, at the Effective Date (as defined below), Class B warrants (the "Class B Warrants") to purchase, in the aggregate, ___________ shares of New Common Stock, each Warrant initially entitling the Holder (as defined below) thereof to purchase one (1) share of New Common Stock, at an exercise price of $26.68 per share, to all holders of Old Common Stock (as defined below) on a pro rata basis, based upon the proportion that the number of shares of Old Common Stock held by such holder bears to the total number of outstanding shares of Old Common Stock;

WHEREAS, the Company desires to provide for the form and provisions of the Class B Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Class B Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Class B Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Class B Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Definition of Terms.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York or New Jersey are authorized by law to remain closed.

(b)        "Beneficial Holder" shall mean any Person that holds beneficial interests in a Global Class B Warrant Certificate.

(c)        "Board" shall mean the Board of Directors of the Company.

(d)        "Effective Date" has the meaning set forth in the Plan of Reorganization.

(e)        "Expiration Date" shall mean 5:00 p.m., New York City time, on August 31, 2017, or if such day is not a Business Day, the next succeeding day which is a Business Day.

(f)         “Fair Market Value” shall mean either:

(i)           in the case of Section 4.5, the fair market value of a Warrant Share as of the Net Issuance Exercise Date, which shall be determined as follows: (a) if traded on the NYSE, NASDAQ or another stock exchange, the trailing 20-day volume-weighted average price of the Warrant Shares on the NYSE, NASDAQ or such other exchange for the period ending on the trading day immediately prior to the Net Issuance Exercise Date; (b) if traded over-the-counter, the trailing 20-day volume-weighted average price of the Warrant Shares for the period ending on the trading day immediately prior to the Net Issuance Exercise Date; and (c) if there is no public market for the Warrant Shares, a good faith determination of such fair market value by the Board after consultation with an investment banking firm of nationally recognized standing; or

(ii)          in the case of Section 5.1(c), the fair market value of the Class B Warrants, which shall be determined based on such factors as the Person making such determination shall consider relevant, including without limitation (v) the aggregate fair market value of the equity of the Company and its subsidiaries, on a consolidated basis, at the time of valuation, (w) the risk free rate (based upon the U.S. Treasury security with a maturity comparable to the 7-year life of the Class B Warrant) at the time of valuation, (x) the Exercise Price, (y) the amount of time remaining in the Exercise Period (assuming the Class B Warrant remained exercisable until the Expiration Date and was not earlier terminated pursuant to Section 5.1) and (z) an assumed volatility of 35%; provided, that, in the case of Section 5.1(c), if the consideration per share of New Common Stock (including the Fair Market Value of any such consideration to the extent that it is not cash) paid in such transaction exceeds the Exercise Price, the fair market value of this Class B Warrant shall be deemed to equal the greater of (A) the excess of such consideration per Share (including the fair market value of any such consideration to the extent that it is not cash) over the Exercise Price or (B) an amount equal to the fair market value of this Class B Warrant at the time of the consummation of the Fundamental Change (such fair market value to be determined in accordance with clauses (v) through (z) of this definition.

(g)        "NASDAQ" shall mean The NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor market thereto.

(h)        "New Common Stock" shall mean common stock, $0.001 par value per share, of the Company following the Effective Date.  For purposes of Article V hereof, references to "shares of New Common Stock" shall be deemed to include shares of any other class of stock resulting from successive changes or reclassifications of the New Common Stock consisting solely of changes in par value or from no par value to par value and vice versa.

(i)         "NYSE" shall mean The New York Stock Exchange or any successor stock exchange thereto.

(j)         "Old Common Stock" shall mean the common stock, par value $.001 per share, of the Company outstanding prior to the Effective Date.

(k)        "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

(l)         "Plan of Reorganization" shall mean the joint plan of reorganization of the Debtors as finally approved by the bankruptcy court before which the Debtors' case under Chapter 11 of Title 11 of the United States Code was pending.

(m)       "Publicly Traded Securities" shall mean common stock of a U.S. or non-U.S. entity whose shares of common stock have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (or will be registered within 30 days of the Fundamental Change).

(n)        "Securities Act" shall mean the Securities Act of 1933, as amended.

(o)        "Warrant Shares" shall mean New Common Stock and any other securities purchased or purchasable upon exercise of the Class B Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities, by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, including as set forth in Article V).

Section 1.2         Table of Defined Terms.

Term	Section Number
Agreement	Recitals
Appropriate Officer	Section 3.3(a)
Bankruptcy Court	Recitals
Book-Entry Class B Warrants	Section 3.1
Class B Warrants	Recitals
Class B Warrant Register	Section 3.4(b)
Class B Warrant Statements	Section 3.1
Company	Recitals
Depositary	Section 3.2(b)
Exercise Amount	Section 4.5(a)
Exercise Form	Section 4.3(a)
Exercise Price	Section 4.1
Extraordinary Distribution	Section 5.1(b)
Fundamental Change	Section 5.1(c)
Global Class B Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Net Issuance Exercise Date	Section 4.4(b)
Net Issuance Right	Section 4.5(b)
Net Issuance Warrant Shares	Section 4.5(b)
Registered Holder	Section 3.4(d)
Warrant Agent	Recitals

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1         Appointment.  The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Class B Warrants upon the express terms and subject to the conditions herein set forth (and no implied terms), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III

CLASS B WARRANTS

Section 3.1        Issuance of Class B Warrants.  On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on the Effective Date, Class B Warrants to purchase the Warrant Shares will be issued by the Company to all holders of Old Common Stock on a pro rata basis, based upon the proportion that the number of shares of Old Common Stock held by such holder bears to the total number of outstanding shares of Old Common Stock.  On such date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Class B Warrant Certificates evidencing a portion of the Class B Warrants.  Upon receipt by the Warrant Agent of a written order of the Company pursuant to Section 3.4 hereof, the remainder of the Class B Warrants shall be issued by book-entry registration on the books of the Warrant Agent ("Book-Entry Class B Warrants") and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders of Book-Entry Class B Warrants reflecting such book-entry position (the "Class B Warrant Statements").  The maximum number of shares of New Common Stock issuable pursuant to the Class B Warrants shall be ____________ shares, as such amount may be adjusted from time to time pursuant to this Agreement.  The Company shall promptly notify the Warrant Agent in writing upon the occurrence of the Effective Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Effective Date has not occurred.

Section 3.2         Form of Class B Warrant.

(a)        Subject to Section 6.1 of this Agreement, the Class B Warrants shall be issued either (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Class B Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto, or (ii) in the form of one or more global certificates (the "Global Class B Warrant Certificates"), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto.  The Class B Warrant Statements and Global Class B Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, may have such letters, numbers or other marks of identification if required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange.

(b)        The Global Class B Warrant Certificates shall be deposited on or after the Effective Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the "Depositary").  Each Global Class B Warrant Certificate shall represent such number of the outstanding Class B Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Class B Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class B Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3         Execution of Global Class B Warrant Certificates.

(a)        The Global Class B Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President or its Treasurer (each, an "Appropriate Officer").  Each such signature upon the Global Class B Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Class B Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b)        If any Appropriate Officer who shall have signed any of the Global Class B Warrant Certificates shall cease to be such Appropriate Officer before the Global Class B Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Class B Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Class B Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Class B Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Class B Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

Section 3.4         Registration and Countersignature.

(a)        Upon receipt of a written order of the Company, the Warrant Agent shall (i) register in the Class B Warrant Register the Book-Entry Class B Warrants and deliver Class B Warrant Statements to the Registered Holders of Book-Entry Class B Warrants and (ii) upon receipt of the Global Class B Warrant Certificates duly executed on behalf of the Company, either manually or by facsimile signature countersign one or more Global Class B Warrant Certificates evidencing Class B Warrants and deliver such Global Class B Warrant Certificates to or upon the written order of the Company.  Such written order of the Company shall specifically state the number of Class B Warrants that are to be issued as Book-Entry Class B Warrants and the number of Class B Warrants that are to be issued as a Global Class B Warrant Certificate.  A Global Class B Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Class B Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

(b)        No Global Class B Warrant Certificate shall be valid for any purpose, and no Class B Warrant evidenced thereby shall be exercisable, until such Global Class B Warrant Certificate has been either manually or by facsimile signature countersigned by the Warrant Agent.  Such signature by the Warrant Agent upon any Global Class B Warrant Certificate executed by the Company shall be conclusive evidence that such Global Class B Warrant Certificate so countersigned has been duly issued hereunder.

(c)        The Warrant Agent shall keep, at an office designated for such purpose, books (the "Class B Warrant Register") in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Class B Warrants as well as any Global Class B Warrant Certificates and exchanges and transfers of outstanding Class B Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent.  No service charge shall be made for any exchange or registration of transfer of the Class B Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer.  Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer unless and until it is reasonably satisfied that all such payments required by the immediately preceding sentence have been made.

(d)        Prior to due presentment for registration of transfer or exchange of any Class B Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the Person in whose name any Class B Warrant is registered upon the Class B Warrant Register (the "Registered Holder" of such Class B Warrant) as the absolute owner of such Class B Warrant (notwithstanding any notation of ownership or other writing on a Global Class B Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

ARTICLE IV

TERMS AND EXERCISE OF CLASS B WARRANTS

Section 4.1        Exercise Price.  On the Effective Date, each Class B Warrant shall entitle (i) in the case of the Book-Entry Class B Warrants, the Registered Holder thereof and (ii) in the case of Class B Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the "Holder"), subject to the provisions of such Class B Warrant and of this Agreement, to purchase from the Company (and the Company shall issue and sell to each Holder) one (1) Warrant Share (as the same may be hereafter adjusted pursuant to Article V), at the price of $26.68 per whole share (as the same may be hereafter adjusted pursuant to Article V, the "Exercise Price").

Section 4.2        Duration of Class B Warrants.  Class B Warrants may be exercised by the Holder thereof, in whole or in part, at any time and from time to time during the period commencing on the Effective Date and terminating at 5:00 p.m., New York City time, on the Expiration Date.  Any Class B Warrant, or any portion thereof, not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

Section 4.3        Method of Exercise.

(a)        Subject to the provisions of the Class B Warrants and this Agreement, the Holder of a Class B Warrant may exercise such Holder's right to purchase the Warrant Shares, in whole or from time to time in part, by: (x) in the case of Persons who hold Book-Entry Class B Warrants, providing an exercise form for the election to exercise such Class B Warrant ("Exercise Form") substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the Registered Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to the Warrant Agent, and (y) in the case of Class B Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder's broker), properly completed and duly executed by the Beneficial Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to its broker, and the exercising participant whose name appears on a securities position listing of the Depositary as the holder of such interest in the Book-Entry Class B Warrant must comply with the Depositary's procedures relating to the exercise of such interest in such Book-Entry Class B Warrant.

(b)        Any exercise of a Class B Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(c)        The Warrant Agent shall:

(i)           examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)          where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Class B Warrants exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)         inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Class B Warrants to the Warrant Agent's account;

(iv)        advise the Company no later than five (5) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Class B Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require;

(v)          if requested by the Company and provided with the Warrant Shares and all other necessary information, liaise with the Depositary and endeavor to deliver the Warrant Shares to the relevant accounts at the Depositary in accordance with its customary requirements; and

(vi)        account promptly to the Company with respect to Class B Warrants exercised and promptly deposit all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Class B Warrants in the account of the Company maintained with the Warrant Agent for such purpose.

(d)        The Company reserves the right to reasonably reject any and all Exercise Forms not in proper form.  Such determination by the Company shall be final and binding on the Holders of the Class B Warrants, absent manifest error.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Class B Warrants or defects in Exercise Forms with regard to any particular exercise of Class B Warrants.  Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Class B Warrants of any irregularities in any exercise of Class B Warrants, nor shall it incur any liability for the failure to give such notice.

Section 4.4         Issuance of Warrant Shares.

(a)        Upon exercise of any Class B Warrants pursuant to Section 4.3 and, if applicable, clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, and in no event later than ten (10) Business Days thereafter, calculate and cause to be issued to the Holder of such Class B Warrants the total number of whole Warrant Shares for which such Class B Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V):

(i)           in the case of a Beneficial Holder who holds the Class B Warrants being exercised through the Depositary's book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such Person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii)          in the case of a Registered Holder who holds the Class B Warrants being exercised in the form of Book-Entry Class B Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company's transfer agent or, at the Registered Holder's option, by delivery to the address designated by such Registered Holder on its Exercise Form of a physical certificate representing the number of Warrant Shares to which such Registered Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder.

(b)        Any exercise of Net Issuance Right pursuant to Section 4.5(b) shall be effective upon receipt by the Warrant Agent of the Exercise Form properly completed and duly executed, or on such later date as is specified therein (the "Net Issuance Exercise Date").  The Holder of the Class B Warrants shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the time of receipt of the Exercise Form and payment of the aggregate Exercise Price for the Warrant Shares for which a Class B Warrant is then being exercised, in the case of an exercise for cash pursuant to Section 4.5(a), or as of the Net Issuance Exercise Date, in the case of a net issuance exercise pursuant to Section 4.5(b), except that, if the date of such receipt and payment or the Net Issuance Exercise Date is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.  Class B Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

(c)        If less than all of the Class B Warrants evidenced by a Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, surrendered upon the exercise of Class B Warrants are exercised at any time prior to the Expiration Date, a new Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, shall be issued for the remaining number of Class B Warrants evidenced by such Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, so surrendered, and the Warrant Agent is hereby authorized to countersign and deliver the required new Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, pursuant to the provisions of Section 3.4 and this Section 4.4.

Section 4.5         Exercise of Class B Warrant.

(a)        Right to Exercise by Cash Payment.  Class B Warrants or any portion thereof may be exercised by the Holders thereof at any time or from time to time during the period specified in Section 4.2 hereof by delivery of payment to the Warrant Agent, for the account of the Company, by certified or bank cashier's check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which any Class B Warrants are being exercised) and, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of Class B Warrants and the exchange of Class B Warrants for Warrant Shares (the "Exercise Amount").

(b)        Right to Exercise on a Net Issuance Basis.  In lieu of exercising Class B Warrants by cash payment pursuant to Section 4.5(a), Holders shall have the right to exercise Class B Warrants or any portion thereof (the "Net Issuance Right") for Warrant Shares as provided in this Section 4.5(b) at any time or from time to time during the period specified in Section 4.2 hereof by the surrender to the Warrant Agent of a duly executed and properly completed Exercise Form marked to reflect net issuance exercise.  Upon exercise of the Net Issuance Right with respect to a particular number of Warrant Shares subject to such Class B Warrants and noted on the Exercise Form (the "Net Issuance Warrant Shares"), the Company shall calculate and deliver or cause to be delivered to the Holder (without delivery by the Holder of any Exercise Amount or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 4.7) equal to the quotient obtained by dividing (x) the value of such Class B Warrants (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate Fair Market Value of the Net Issuance Warrant Shares issuable upon exercise of such Class B Warrants (or the specified portion thereof) on the Net Issuance Exercise Date (as defined above) by (y) the Fair Market Value of one Warrant Share on the Net Issuance Exercise Date. Expressed as a formula, such net issuance exercise shall be computed as follows:

Where:               X  =    the number of Warrant Shares issuable to the Holder thereof

Y =	the Fair Market Value of one Warrant Share as of the Net Issuance Exercise Date

A =
the aggregate Exercise Amount (i.e., Net Issuance Warrant Shares x Exercise Price, plus, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of the applicable Class B Warrants and the exchange of such Class B Warrants for such Net Issuance Warrant Shares)

B  =    the aggregate Fair Market Value (i.e., Fair Market Value x Net Issuance Warrant Shares)

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon exercise of the Net Issuance Right by the applicable Holder.

(c)        Determination of the Number of Warrant Shares to be Issued.  The number of Warrant Shares to be issued on each such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.5.  The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company's determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.5, is accurate or correct.

Section 4.6         Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Class B Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Class B Warrants.  All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all taxes (subject to Section 8.1), liens, security interests, charges and other encumbrances or restrictions of any kind (other than any applicable restrictions under federal and state securities laws) and free and clear of all preemptive rights or similar rights of stockholders, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence.  If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company's capital stock shall not be sufficient to permit exercise in full of the Class B Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.  The Company agrees that its issuance of Class B Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue shares of New Common Stock upon the exercise of Class B Warrants.  Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the New Common Stock above the Exercise Price in effect immediately prior to such increase in stated or par value and will from time to time take all actions reasonably necessary to ensure that the stated or par value per share, if any, of the New Common Stock is at all times less than the Exercise Price then in effect.

Section 4.7        Fractional Shares.  The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Class B Warrants.  All shares of capital stock issuable upon conversion of more than one Class B Warrant by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, round such fraction of a share to the nearest whole number of shares.  For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share.

Section 4.8         Listing.  Subject to the restrictions on listing of New Common Stock as set forth in the Plan of Reorganization, the Company shall secure the listing of shares of New Common Stock issuable from time to time upon exercise of the Class B Warrants or other Warrant Shares upon each national securities exchange or stock market, if any, upon which shares of New Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Class B Warrants) and shall maintain, so long as any other shares of New Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Class B Warrants.

Section 4.9         Redemption.  The Class B Warrants shall not be redeemable by the Company or any other Person.

ARTICLE V

ADJUSTMENT OF SHARES OF NEW COMMON STOCK PURCHASABLE AND OF
EXERCISE PRICE

The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.

Section 5.1         Mechanical Adjustments.

(a)        Subject to the provisions of Section 4.7, if at any time prior to the exercise in full of the Class B Warrants, the Company shall (i) pay or declare a dividend or make a distribution on the New Common Stock payable in shares of its capital stock (whether shares of New Common Stock or of capital stock of any other class), (ii) subdivide, split, reclassify or recapitalize its outstanding New Common Stock into a greater number of shares, (iii) combine, reclassify or recapitalize its outstanding New Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its New Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), then the Exercise Price in effect at the time of the record date of such event shall be adjusted (either upward or downward, as the case may be) so that the Holders shall be entitled to receive the aggregate number and kind of shares which, if their Class B Warrants had been exercised in full immediately prior to such event, the Holders would have owned upon such exercise and been entitled to receive by virtue of such event.  Any adjustment required by this Section 5.1(a) shall be made successively immediately after the earlier of the record date or the effective date of such event, as applicable, whenever any event in this Section 5.1(a) shall occur, to allow the purchase of such aggregate number and kind of shares.

(b)        If the Company distributes to holders of its New Common Stock any assets (including but not limited to cash, but excluding any Regular Dividends), securities, or warrants to purchase securities (including but not limited to New Common Stock), other than as described in Section 5.1(a) or Section 5.1(c) (any such non-excluded event being referred to herein as an "Extraordinary Distribution"), then the Exercise Price shall be decreased, effective immediately after the record or other distribution date of such Extraordinary Distribution, by the amount of cash and/or fair market value (as determined in good faith by the Board after consultation with an investment banking firm of nationally recognized standing) of any securities or assets paid or distributed on each share of New Common Stock in respect of such Extraordinary Distribution.  Any adjustment required by this Section 5.1(b) shall be made successively immediately after the earlier of the record date or distribution date whenever any event in this Section 5.1(b) shall occur to allow the purchase of the aggregate number and kind of shares to which Holders may be entitled.  Notwithstanding any other provision of this Section 5.1(b), the Exercise Price shall not be adjusted pursuant to this Section 5.1(b) if at the time of such distribution, the Company makes the same distribution to Holders of Class B Warrants as it makes to holders of New Common Stock pro rata based on the number of shares of New Common Stock for which such Class B Warrants are exercisable.

(c)        If any transaction or event (including, but not limited to, any merger, consolidation, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation) occurs in which all or substantially all of the outstanding New Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), if the consideration paid consists 90% or more of Publicly Traded Securities, the Holder of each Class B Warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such Holder would have received if such Class B Warrant had been exercised pursuant to the terms hereof immediately prior thereto (assuming such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Fundamental Change).  Any adjustment required by this Section 5.1(c) shall be made successively immediately after the earlier of the record date or the effective date, as applicable, whenever any event in this Section 5.1(c) shall occur, to allow the purchase of the aggregate number and kind of shares or other consideration to which Holders may be entitled.  The Company will not effect any capital reorganization or reclassification of its capital stock, or any consolidation or merger, or the sale of all or substantially all of its assets (where there is a change in or distribution with respect to the New Common Stock) unless prior to the consummation thereof the successor Person (if other than the Company) shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.  If a Fundamental Change occurs (other than a Fundamental Change in which the consideration consists at least 90% of Publicly Traded Securities), then the Holders of the Class B Warrants will be entitled to receive on the date the Fundamental Change is consummated, an amount equal to the Fair Market Value of the Class B Warrant.

(d)        Subject to the provisions of Section 4.7, whenever the Exercise Price payable upon exercise of Class B Warrants is adjusted pursuant to Section 5.1(a), the number of Warrant Shares issuable upon exercise of each Class B Warrant shall simultaneously be adjusted to a number of Warrant Shares determined by multiplying the number of Warrant Shares initially issuable upon exercise of each Class B Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

(e)        If, at any time after the Issue Date, any adjustment is made to the applicable Exercise Price pursuant to this Section 5.1, such adjustment to the Exercise Price will be applicable with respect to all then outstanding Class B Warrants and all Class B Warrants issued in exchange or substitution therefor on or after the date of the event causing such adjustment to the Exercise Price.

(f)         No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section 5.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 5.1 shall be made to the nearest cent ($0.01) (with $.005 being rounded upward) or to the nearest one-hundredth of a share (with .005 of a share being rounded upward), as the case may be.  Notwithstanding anything in this Section 5.1 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the New Common Stock as a result of any adjustment made hereunder.

(g)        In the event that at any time, as a result of any adjustment made pursuant to Section 5.1(a), Section 5.1(b) or Section 5.1(c), the Holder thereafter shall become entitled to receive any shares of the Company other than New Common Stock, thereafter the number of such other shares so receivable upon exercise of any Class B Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the New Common Stock contained in this Section 5.1.

(h)        The Company will not take any action that results in any adjustment hereunder if the total number of shares of New Common Stock issuable after such action upon exercise in full of the Class B Warrants, together with all shares of New Common Stock then outstanding and all shares of New Common Stock then issuable upon exercise of all options and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of New Common Stock authorized by the Company's then effective Certificate of Incorporation.

Section 5.2        Notices of Adjustment.  Whenever the number and/or kind of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a certificate signed by an Appropriate Officer of the Company setting forth the adjusted number and/or kind of shares purchasable upon the exercise of Class B Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Registered Holder in the manner provided in Section 9.2 below, which notice shall state the record date or the effective date of the event in addition to the adjusted number and/or kind of shares purchasable upon the exercise of Class B Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made and, if applicable, the Fair Market Value and a description of the procedures and method of payment in respect thereof.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.  The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustments, unless and until the Warrant Agent shall have received such a certificate.

Section 5.3        Form of Class B Warrant After Adjustments.  The form of the Global Class B Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Class B Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Class B Warrants, as initially issued.  The Company, however, may at any time in its sole discretion make any change in the form of Global Class B Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Class B Warrant Certificate (including the rights, duties, immunities or obligations of the Warrant Agent), and any Global Class B Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Class B Warrant Certificate or otherwise, may be in the form so changed.

ARTICLE VI

TRANSFER AND EXCHANGE
 OF CLASS B WARRANTS AND WARRANT SHARES

Section 6.1         Registration of Transfers and Exchanges.

(a)        Transfer and Exchange of Global Class B Warrant Certificates or Beneficial Interests Therein.  The transfer and exchange of Global Class B Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b)        Exchange of a Beneficial Interest in a Global Class B Warrant Certificate for a Book-Entry Class B Warrant.

(i)           Any Holder of a beneficial interest in a Global Class B Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Class B Warrant.  Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Class B Warrant Certificate, and all other necessary information the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Class B Warrants represented by the Global Class B Warrant Certificate to be reduced by the number of Class B Warrants to be represented by the Book-Entry Class B Warrants to be issued in exchange for the beneficial interest of such Person in the Global Class B Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Class B Warrant and deliver to said Holder a Class B Warrant Statement.

(ii)          Book-Entry Class B Warrants issued in exchange for a beneficial interest in a Global Class B Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Class B Warrant Statements to the Persons in whose names such Class B Warrants are so registered.

(c)        Transfer and Exchange of Book-Entry Class B Warrants.  When Book-Entry Class B Warrants are presented to or deposited with the Warrant Agent with a written request:

(i)           to register the transfer of any Book-Entry Class B Warrants; or

(ii)          to exchange any Book-Entry Class B Warrants for an equal number of Book-Entry Class B Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, properly completed and duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

(d)        Restrictions on Exchange or Transfer of a Book-Entry Class B Warrant for a Beneficial Interest in a Global Class B Warrant Certificate.  A Book-Entry Class B Warrant may not be exchanged for a beneficial interest in a Global Class B Warrant Certificate except upon satisfaction of the requirements set forth below.  Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Class B Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Class B Warrant Certificate to reflect an increase in the number of Class B Warrants represented by the Global Class B Warrant Certificate equal to the number of Class B Warrants represented by such Book-Entry Class B Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Class B Warrant on the Class B Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Class B Warrants represented by the Global Class B Warrant Certificate to be increased accordingly.  If no Global Class B Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Class B Warrant Certificate representing the appropriate number of Class B Warrants.

(e)        Restrictions on Transfer and Exchange of Global Class B Warrant Certificates.  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Class B Warrant, a Global Class B Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)         Book-Entry Class B Warrants.  If at any time, (i) the Depositary for the Global Class B Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Class B Warrant Certificates and a successor Depositary for the Global Class B Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Class B Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, and all other necessary information, shall register Book-Entry Class B Warrants, in an aggregate number equal to the number of Class B Warrants represented by the Global Class B Warrant Certificates, in exchange for such Global Class B Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

(g)        Restrictions on Transfer.  No Class B Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

(h)        Cancellation of Global Class B Warrant Certificate.  At such time as all beneficial interests in Global Class B Warrant Certificates have either been exchanged for Book-Entry Class B Warrants, repurchased or cancelled, all Global Class B Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2         Obligations with Respect to Transfers and Exchanges of Class B Warrants.

(i)           To permit registrations of transfers and exchanges, the Company shall execute Global Class B Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Global Class B Warrant Certificates, if applicable, or register Book-Entry Class B Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Class B Warrant Certificates contemplated by Section 7.2 or additional Global Class B Warrant Certificates contemplated by Article V.

(ii)          All Book-Entry Class B Warrants and Global Class B Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Class B Warrants or Global Class B Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Class B Warrants or Global Class B Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii)         No service charge shall be made to a Holder for any registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

(iv)         So long as the Depositary, or its nominee, is the Registered Holder of a Global Class B Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Class B Warrants represented by such Global Class B Warrant Certificate for all purposes under this Agreement.  Except as provided in Section 6.1(b) and Section 6.1(f) upon the exchange of a beneficial interest in a Global Class B Warrant Certificate for Book-Entry Class B Warrants, Beneficial Holders will not be entitled to have any Class B Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Class B Warrants and will not be considered the Registered Holder thereof under the Class B Warrants or this Agreement.  Neither the Company nor the Warrant Agent, in its capacity as registrar for such Class B Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Class B Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v)          Subject to Section 6.1(b), Section 6.1(c), Section 6.1(d), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Class B Warrants in the Class B Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C hereto, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Global Class B Warrant Certificate, upon surrender to the Warrant Agent of such Global Class B Warrant Certificate, duly endorsed.  Upon any such registration of transfer, a new Global Class B Warrant Certificate or a Class B Warrant Statement, as the case may be, shall be issued to the transferee.

Section 6.3        Fractional Class B Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Class B Warrant.

ARTICLE VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF CLASS B
WARRANTS

Section 7.1        No Rights or Liability as Stockholder; Notice to Registered Holders.  Nothing contained in the Class B Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.  To the extent not covered by any statement delivered pursuant to Section 5.2, the Company shall give notice to Registered Holders in accordance with Section 9.2 if at any time prior to the expiration or exercise in full of the Class B Warrants:

(a)        any dividend or distribution (whether payable in cash, securities or other assets) upon the New Common Stock shall be proposed;

(b)        an offer for subscription pro rata to the holders of New Common Stock of any additional shares of stock of any class or other securities or rights shall be proposed;

(c)        a dissolution, liquidation or winding up of the Company shall be proposed;

(d)        any of the following additional events shall be proposed: a capital reorganization or reclassification of the New Common Stock; any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of New Common Stock outstanding); any sale or conveyance to another Person of all or substantially all of the assets of the Company; or any other Fundamental Change.

Such giving of notice shall be initiated at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to vote on any of the events described in clauses (a)-(d) immediately above.  Such notice shall specify such record date or the date of closing the stock transfer books or the date the relevant event shall take place, as the case may be, a reasonably detailed description of such event, and the anticipated timing thereof.  Failure to provide such notice shall not affect the validity of any action taken in connection with such proposed event.  For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section 7.1.

Section 7.2        Lost, Stolen, Mutilated or Destroyed Class B Warrants.  If any Global Class B Warrant Certificate or Class B Warrant Statement is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, or in lieu of and substitution for such Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, lost, stolen or destroyed, a new Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, of like tenor and representing an equivalent number of Class B Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Class B Warrant Certificate or Class B Warrant Statement, as applicable, or the posting of a surety bond, indemnifying the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them.  Applicants for such substitute Global Class B Warrant Certificates or Class B Warrant Statement, as applicable, shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 7.3         No Restrictive Legends.  No legend shall be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Class B Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.

Section 7.4         Cancellation of Class B Warrants.  If the Company shall purchase or otherwise acquire Class B Warrants, the Global Class B Warrant Certificates and the Book-Entry Class B Warrants representing such Class B Warrants shall thereupon be deposited with or delivered to the Warrant Agent, if applicable, and be cancelled by it and retired.  The Warrant Agent shall cancel all Global Class B Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.  Such cancelled Global Class B Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

ARTICLE VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1        Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Class B Warrants, but any taxes or charges in connection with the issuance of Class B Warrants or Warrant Shares in any name other than that of the Holder of the Class B Warrants shall be paid by such Holder; and in any such case, the Company and the Warrant Agent shall not be required to issue or deliver any Class B Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company's and the Warrant Agent's reasonable satisfaction that no tax or charge is due.

Section 8.2         Resignation, Consolidation or Merger of Warrant Agent.

(a)        Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days' notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Class B Warrant (who shall, with such notice, submit his Class B Warrant for inspection by the Company), then the Registered Holder of any Class B Warrant may apply to any court of competent jurisdiction located in the State of New York.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state or of the United States of America, and shall be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.  For the avoidance of doubt, any predecessor Warrant Agent shall deliver and transfer to its successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose.

(b)       Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the New Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder's address appearing on the Class B Warrant Register.  Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c)        Merger, Consolidation or Name Change of Warrant Agent.

(i)           Any Person or other entity into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a).  If any of the Global Class B Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Class B Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Class B Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Class B Warrant Certificates shall have the full force provided in the Global Class B Warrant Certificates and in this Agreement.

(ii)          If at any time the name of the Warrant Agent is changed and at such time any of the Global Class B Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Class B Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Class B Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Class B Warrant Certificates shall have the full force provided in the Global Class B Warrant Certificates and in this Agreement.

Section 8.3         Fees and Expenses of Warrant Agent.

(a)        Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration to be agreed upon between the Warrant Agent and the Company for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures (including reasonable counsel fees and expenses) that the Warrant Agent may reasonably incur in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder.

(b)        Further Assurances.   The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.4         Liability of Warrant Agent.

(a)        Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a statement signed by any Appropriate Officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Appropriate Officer, and to apply to such officers for advice or instructions in connection with its duties, and it may rely upon such statement and will not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such instructions or pursuant to the provisions of this Agreement.

(b)        Indemnity.  The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding, judgment, claim, settlement, cost or expense (including reasonable counsel fees and expenses), incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.  No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(c)        Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Class B Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Class B Warrant; nor shall it be responsible or have any duty to make any calculation or adjustment, or to determine when any calculation or adjustment required under the provisions of Article IV or Article V hereof should be made, how it should be made or what it should be, or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment or the ascertaining of the existence of facts that would require any such calculation or adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Class B Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

Section 8.5         Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Class B Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Class B Warrants.

Section 8.6         Agent for the Company.  In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Class B Warrants.

Section 8.7         Counsel.  The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

Section 8.8         Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

Section 8.9         Certain Transactions.  The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Class B Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Class B Warrants, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture.

Section 8.10       No Liability for Interest.  The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

Section 8.11       No Liability for Invalidity.  The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Class B Warrant Certificates (except its countersignature thereon).

Section 8.12      No Responsibilities for Recitals.  The recitals contained herein and in the Class B Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

Section 8.13      No Implied Obligations.  The Warrant Agent shall be obligated to perform such duties as are explicitly set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Class B Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Class B Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Class B Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, to make any demand upon the Company.

Section 8.14       Agents.  The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in connection with the selection of, and assignment of tasks to, such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Company's prior written consent.

Section 8.15      Liability.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.  Any liability of the Warrant Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Warrant Agent.

Section 8.16       Force Majeure.  In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1         Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.2         Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by electronic or facsimile transmission.  Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by electronic or facsimile transmission, on the Business Day after such transmission is sent, in each case as follows:

if to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC
6201 15th Street
Brooklyn, NY 11219
Tel: (718) 921-8208
Fax: (718) 921-8335

if to the Company, to:

U.S. Concrete, Inc.
2925 Briarpark, Suite 1050
Houston, Texas  77042
Attention:  General Counsel
Facsimile:  (713) 499-6201

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:	Carol Anne Huff
Patrick Nash
Facsimile: (312) 862-2200

if to Registered Holders, at their addresses as they appear in the Class B Warrant Register.

If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the office of the Warrant Agent designated for such purpose.

Section 9.3         Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4         Examination of this Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for examination by the Holder of any Class B Warrant.  Prior to such examination, the Warrant Agent may require any such holder to submit his Class B Warrant for inspection by it.

Section 9.5         Counterparts.  This Agreement may be executed in any number of original, facsimile, PDF or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.6         Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 9.7         Amendments.

(a)        Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.

(b)       The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Class B Warrants (i) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Class B Warrants, or to correct or supplement any provision contained herein or in the Class B Warrants that may be defective or inconsistent with any other provision herein or in the Class B Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of any Holder or (ii) with the prior written consent of holders of the Class B Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Class B Warrants then outstanding.  Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company and, if requested by the Warrant Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.7 and, provided such supplement or amendment does not change the Warrant Agent's rights, duties, liabilities, immunities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment.  Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent.  In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Class B Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 9.8         No Inconsistent Agreements.  The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Class B Warrants or the provisions hereof.  The Company represents and warrants to the Holders that, as of the date hereof, the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company's securities under any other agreements.

Section 9.9        Integration/Entire Agreement.  This Agreement, the Class B Warrants and the other agreements and documents referenced herein and therein constitute the complete agreement among the Company, the Warrant Agent and the Holders with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the parties with respect thereto.

Section 9.10       Governing Law, Etc.  This Agreement and each Class B Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State.  Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.  In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof.  Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 9.11       Termination.  This Agreement shall terminate on the Expiration Date.  Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Class B Warrants have been exercised.  The provisions of Section 8.4 and this Article IX shall survive such termination and the resignation or removal of the Warrant Agent.

Section 9.12       Waiver of Trial by Jury.  Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 9.13       Severability.  In the event that any one or more of the provisions contained herein or in the Class B Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, that if any such excluded term, provision, covenant or restriction shall materially adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.  Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

U.S. CONCRETE, INC.

By:
	Name:	Michael W. Harlan
	Title:	Chief Executive Officer and President

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC

By:
Name: Geraldine M. Zarbo
Title: Vice President

Signature Page to U.S. Concrete, Inc. Class B Warrant Agreement

EXHIBIT A-1

FORM OF CLASS B WARRANT STATEMENT

[Attached]

AMERICAN STOCK
Transfer & Trust Company, LLC
LINK GROUP network

DIRECT REGISTRATION BOOK-ENTRY ADVICE

AMERICAN STOCK TRANSFER & TRUST CO., LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219
Phone: 800-937-5449
www.amstock.com

U.S. CONCRETE, INC. CLASS B WARRANTS

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

STATEMENT DATE:	
COMPANY NUMBER:	
COMPANY NAME:	**U.S. CONCRETE, INC. CLASS B WARRANTS**
CUSIP NUMBER:	**90333L128**
SHAREHOLDER ACCOUNT NUMBER:	**9999999999**

DIRECT REGISTRATION TRANSACTION INFORMATION

TRANSACTION TYPE:	**WARRANTS CREDITED**	BROKER/DEALER PARTICIPANT NUMBER ON FILE:	**9999**
NUMBER OF CLASS B WARRANTS:	**200.100**	BROKER/DEALER ACCOUNT NUMBER ON FILE:	**99999999**
TRANSACTION NUMBER:	**BK*9999999**	BROKER/DEALER PARTICIPANT NAME ON FILE:	

ACCOUNT SUMMARY

CURRENT BALANCES

CLASS B WARRANTS:	**200.100**
TOTAL CLASS B WARRANTS:	**200.100**

This statement is your record of warrants that have been credited to your account in book-entry form with American Stock Transfer & Trust Company, LLC ("AST"), the transfer agent for this issue.

Physical certificates may not be requested for this issue.

If you wish to transfer your book-entry warrantsto your brokerage account, the following options are available to you:

- If your broker is a participant in the DRS Profile system, your broker may request your warrants from AST utilizing the automated Profile system (AST's DTC Participant Number is 7805). You must provide your broker with the Company's CUSIP number, your warrantholder account number, your taxpayer identification number, and the name in which the warrants are registered. You must also provide your broker with the number of warrants that you wish to transfer. Please be advised that your broker may request that you send him/her a copy of this Direct Registration Statement.
- If your broker is not a participant in the DRS Profile system, please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of warrants that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. It would speed processing if you would include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept warrant delivery via the Direct Registration system.

The Issuer will furnish, without charge, to each holder who so requests, the powers, designations, preferences and relative participating optional or other special rights of each class of security or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

PlanetPress 4
USCP-404017-5430

2 RVH

The Class B Warrant Agreement, dated August 31, 2010 (the "Warrant Agreement"), between U.S. Concrete, Inc. (the "Company") and AST, as Warrant Agent (the "Warrant Agent"), is incorporated by reference into and made a part of this statement and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be obtained by making a written request to the Company at U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, TX 77042, Attn: Corporate Secretary. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreements.

Each book-entry Class B Warrant may be exercised to purchase one share of common stock from the Company from the Effective Date through 5:00 p.m. New York City time on August 31, 2017 (the "Expiration Date"), at an initial exercise price of $26.68 per whole share (as the same may be adjusted pursuant to Article V of the Warrant Agreement, the "Exercise Price"). The Exercise Price and the number of shares purchasable upon exercise of the Class B Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a book-entry Class B Warrant may exercise such Class B Warrant, in whole or from time to time in part, by: (1) providing a properly completed and duly executed exercise form for the election to exercise such book-entry Class B Warrants (the "Exercise Form") to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) in the case of an exercise for cash, paying the applicable Exercise Amount to the Warrant Agent. In lieu of paying the Exercise Amount as set forth in the preceding sentence, subject to the provisions of the Warrant Agreement, each book-entry Class B Warrant shall entitle the Holder thereof, at the election of such Holder, to exercise such book-entry Class B Warrant on a net issuance basis in accordance with the procedures, terms and conditions set forth in Section 4.5 of the Warrant Agreement.

PlanetPress A
US01P-404017-3130

(To be executed upon exercise of Class B Warrant)

Name ________________________
Address ________________________
____
Delivery Address (if different)
____
____

Name ________________________
Address ________________________
____
Delivery Address (if different)
____
____

____
Social Security or Other Taxpayer
Identification Number of Holder

Signature ________________________

SIGNATURE GUARANTEED BY:

____

Countersigned:
Dated: , 20

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

Signature ________________________
Authorized Signatory

EXHIBIT A-2

FORM OF FACE OF GLOBAL CLASS B WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2017

This Global Class B Warrant Certificate is held by The Depository Trust Company (the "Depositary") or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Class B Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(a) of the Class B Warrant Agreement, (ii) this Global Class B Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Class B Warrant Agreement and (iii) this Global Class B Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Class B Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Class B Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee, and transfers of portions of this Global Class B Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Article VI of the Class B Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Class B Warrant will be recorded on the books of the Company until these provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS CLASS B WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE CLASS B WARRANTS) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE CLASS B WARRANT AGREEMENT DATED AS OF AUGUST 31, 2010 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "CLASS B WARRANT AGREEMENT").

THIS CLASS B WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2017

CLASS B WARRANT TO PURCHASE

______________ SHARES OF COMMON STOCK OF

U.S. CONCRETE, INC.

CUSIP # 90333L 128
DISTRIBUTION DATE: AUGUST 31, 2010

No. ________

This certifies that, for value received, ___________________________, and its registered assigns (collectively, the "Registered Holder"), is entitled to purchase from U.S. Concrete, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York City time, on August 31, 2017, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Exercise Price (as defined in the Class B Warrant Agreement).  The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Class B Warrant Agreement.  The initial Exercise Price shall be $26.68 per share.

This Class B Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Class B Warrant has been duly executed by the Company under its corporate seal as of the ____ day of ___________________, 2010.

U.S. CONCRETE, INC.

By:
	Name:	Michael W. Harlan
	Title:	Chief Executive Officer and President

Attest:
Secretary

AMERICAN STOCK TRANSFER & TRUST
COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Class B Warrant):

Cede & Co.
55 Water Street
New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS CLASS B WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF CLASS B WARRANT

The Class B Warrant evidenced by this Class B Warrant Certificate is a part of a duly authorized issue of Class B Warrants to purchase ____________ shares of Common Stock issued pursuant to the Class B Warrant Agreement, a copy of which may be inspected at the Warrant Agent's office designated for such purpose.  The Class B Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Class B Warrants.  All capitalized terms used on the face of this Class B Warrant herein but not defined that are defined in the Class B Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Class B Warrant at the office of the Warrant Agent designated for such purpose, a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Class B Warrants shall be issued to the transferee in exchange for this Class B Warrant Certificate, subject to the limitations provided in the Class B Warrant Agreement, without charge except for any applicable tax or other charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Class B Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Class B Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Class B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS
HOLDING BOOK-ENTRY CLASS B WARRANTS

(To be executed upon exercise of Class B Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Class B Warrants, to purchase Warrant Shares and (check one):

☐
herewith tenders payment for _______ of the Warrant Shares to the order of U.S. Concrete, Inc. in the amount of $_________ in accordance with the terms of the Class B Warrant Agreement and this Class B Warrant; or

☐
herewith tenders this Class B Warrant for _______ Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Class B Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York City time, on [insert date].

The undersigned requests that [a statement representing] the Warrant Shares be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Class B Warrant Statement, the undersigned requests that a new Book-Entry Class B Warrant representing the balance of such Class B Warrants shall be registered, with the appropriate Class B Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder

Note: If the statement representing the Warrant Shares or any Book-Entry Class B Warrants representing Class B Warrants not exercised is to be registered in a name other than that in which the Book-Entry Class B Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Dated: , 20

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

Signature
Authorized Signatory

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING CLASS B WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Class B Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by ______ Class B Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the "Depositary"), to purchase Warrant Shares and (check one):

☐
herewith tenders payment for _______ of the Warrant Shares to the order of U.S. Concrete, Inc. in the amount of $_________ in accordance with the terms of the Class B Warrant Agreement and this Class B Warrant; or

☐
herewith tenders this Class B Warrant for _______ Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Class B Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York City time, on [insert date].

The undersigned requests that the Warrant Shares issuable upon exercise of the Class B Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE:  THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.  THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR CLASS B WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.  NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH CLASS B WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF "WARRANT EXERCISE".  WARRANT HOLDER DELIVERING CLASS B WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: _____________________________
                 (PLEASE PRINT)

 CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: _____________________________
                 (PLEASE PRINT)

ADDRESS: _____________________________

CONTACT NAME: _____________________________

TELEPHONE (INCLUDING INTERNATIONAL CODE): _____________________________

FAX (INCLUDING INTERNATIONAL CODE): _____________________________

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): ___________

NUMBER OF CLASS B WARRANTS BEING EXERCISED: _____________________________
(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature: _____________________________

Name: _____________________________

Capacity in which Signing: _____________________________

SIGNATURE GUARANTEED BY:  _____________________________

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT
(To be executed only upon assignment of Class B Warrant)

For value received, ______________________________ hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Class B Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Class B Warrant, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Class B Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Class B Warrant, a new Class B Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Class B Warrant.

Dated: , 20__	Signature
		Note:	The above signature should correspond exactly with the name on the face of this Class B Warrant